Exhibit (b)

CERTIFICATION OF CEO AND CFO PURSUANT TO

18 U.S.C. 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Certified Shareholder Report on Form N-CSR of NorthStar Corporate Income Fund-T (the “Corporate Fund-T”) for the six months ended June 30, 2017, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Form N-CSR”), Daniel R. Gilbert, as Chief Executive Officer of the Corporate Fund-T, and Frank V. Saracino, as Chief Financial Officer of the Corporate Fund-T, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

•	The Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

•	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Corporate Fund-T.

Dated: August 17, 2017

/s/ Daniel R. Gilbert
Daniel R. Gilbert
Chief Executive Officer and President (Principal Executive Officer)

/s/ Frank V. Saracino
Frank V. Saracino
Chief Financial Officer and Treasurer (Principal Financial Officer)